EXHIBIT 99.1

JOINT FILING AGREEMENT

Each of the undersigned, pursuant to Rule 13d-1(k)(1) under the Act, hereby agrees and acknowledges that only one statement containing the information required by Schedule 13G need be filed with respect to the ownership by each of the undersigned of the shares of Common Stock and the information required by this Schedule 13G, to which this Agreement is attached as an exhibit, is filed on behalf of them. The undersigned further agree that any further amendments or supplements thereto shall also be filed on behalf of each of them.

Dated: February 12, 2021

INDEX VENTURES GROWTH I (JERSEY) L.P.

By:	/s/ Nigel Greenwood
Name: Nigel Greenwood
Title: Director

INDEX VENTURES GROWTH I PARALLEL ENTREPRENEUR FUND (JERSEY) L.P.

By:	/s/ Nigel Greenwood
Name: Nigel Greenwood
Title: Director

YUCCA (JERSEY) SLP

By:	Intertrust Employee Benefit Services Limited as authorized signatory of Yucca (Jersey) SLP in its capacity as an Administrator of the Index Co- Investment Scheme

By:	/s/ Sarah Earles
Name: Sarah Earles
Title: Authorized Signatory

By:	/s/ Genesis Perez
Name: Genesis Perez
Title: Authorized Signatory

INDEX VENTURE GROWTH ASSOCIATES I LIMITED

By:	/s/ Nigel Greenwood
Name: Nigel Greenwood
Title: Director